                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
American Claims Evaluation, Inc.

We consent to the incorporation by reference in the registration statement (No.
333-39071) on Form S-8 of American Claims Evaluation, Inc. of our report dated
May 31, 2006 on the consolidated balance sheets of American Claims Evaluation,
Inc. and Subsidiary as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in this March 31, 2006 Annual Report on Form 10-KSB of American Claims Evaluation, Inc.

/s/  J.H. Cohn LLP

Jericho, New York
June 26, 2006